UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

Sealed Air Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following Q&As were made available to employees of Sealed Air Corporation on November 17, 2025.

Employee Q&A

1.	What is the rationale for this transaction? Why does Sealed Air want to go private?

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This transaction delivers immediate and certain value for Sealed Air stockholders at a substantial premium and enables the Company to execute its long-term strategic vision. After a careful review of strategic alternatives over the past year, the Board determined it is in the best interests of our stockholders and the Company.

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It marks an inflection point in Sealed Air’s storied history of success and highlights the value CD&R recognizes in our people and business. It positions Sealed Air to invest in growing our market-focused Food and Protective businesses while maintaining a customer-first approach.

•	CD&R has extensive experience in the industrial and packaging industries and brings resources that will help us build on our strong foundation.

2.	What does this transaction mean for Sealed Air employees?

•	There will be no immediate changes to how we operate.

•	CD&R recognizes the strength of our business and team – that is what attracted them to Sealed Air in the first place.

•	Until the transaction closes, which is expected to be in mid-2026, we will continue to operate as an independent, public company.

•	We must remain focused on our day-to-day responsibilities and continue to deliver value for our customers.

3.	Why is now the right time for Sealed Air to go private?

•	This transaction provides immediate and certain value at a substantial premium to stockholders and follows a careful review of strategic alternatives over the past year.

•	Sealed Air has made meaningful progress on our ongoing transformation initiatives and CD&R recognizes the value we have created.

•

We are excited to partner with CD&R, which brings extensive experience in the industrial and packaging industries, and we are confident this is the right path to support our next phase of growth across our Food and Protective businesses.

4.	Who is CD&R?

•	CD&R is a leading private investment firm with extensive experience in our industry and a strong track record of creating lasting value at global industrial and packaging companies.

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They are one of the oldest and most experienced private equity firms, having managed the investment of more than $50 billion in over 120 businesses during their 47-year existence, across a broad range of industries.

•	They collaboratively partner with management teams to build businesses for the long term.

•	They share our commitment to operational excellence and a customer-first approach.

5.	What are the terms of the transaction?

•	Under the terms of the agreement, Sealed Air stockholders will receive $42.15 in cash per share, a total transaction value of $10.3 billion.

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This share price represents a premium of 41% to Sealed Air’s unaffected stock price as of August 14, 2025, the day prior to speculation following the release of 13F filings, and a premium of 24% to Sealed Air’s 90-day VWAP as of November 12, 2025, the last full trading day prior to public rumors about a potential transaction.

6.	What is the “go-shop” provision and what does that mean for this transaction?

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The “go-shop” provision allows Sealed Air to actively solicit and consider alternative proposals from other potential buyers over a 30-day period from the signing of the agreement, with an additional 15 days to negotiate a definitive agreement with qualifying parties.

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There can be no assurance that this “go-shop” will result in a superior proposal, and Sealed Air does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

•	The Board remains fully committed to acting in the best interests of stockholders throughout this process and will communicate any material developments as appropriate.

7.	What will happen to Sealed Air’s stock?

•	Upon closing the transaction, which is expected to occur in mid-2026, Sealed Air common stock will cease trading on the New York Stock Exchange.

•	Sealed Air will operate as a private company with the same focus on delivering value for our customers worldwide.

8.	When is the transaction expected to close? What approvals are required?

•	The transaction is expected to close in mid-2026, subject to stockholder approval, regulatory clearances and other customary closing conditions.

9.	What happens between now and close?

•	This announcement is just the first step in the process towards becoming a privately held, standalone portfolio company of CD&R.

•	Until the transaction closes, which is expected to be in mid-2026, it is business as usual, and we will continue to operate as an independent, public company.

10.	Will there be any changes to Sealed Air’s management team as a result of this transaction?

•	It remains business as usual. We are not aware of any planned changes to the senior leadership team as a result of this transaction.

11.	Does CD&R intend to spin off Sealed Air’s Protective business?

•	CD&R supports our strategy and is focused on the continued growth of our Food and Protective businesses.

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CD&R has a strong track record of helping the companies they acquire grow and prosper. They create value through strong collaborations with management to help companies solve problems, cultivate talent and accelerate development.

12.	Will there be any changes to Sealed Air’s business strategy?

•	We remain focused on investing in the growth of our business.

•	Operating as a private company will offer greater financial and operational flexibility to continue executing our strategy and powering our long-term growth.

•	Specifically, CD&R’s partnership will better position us to rapidly innovate, expand our capabilities and broaden our reach, resulting in more value to our customers worldwide.

13.	Does CD&R intend to keep the Sealed Air brand? Other brands?

•	At this point, CD&R plans to keep the Sealed Air brand and the company’s other brands, which have strong marketplace recognition.

14.	Will the Company’s headquarters change?

•	Our headquarters will remain in Charlotte, North Carolina.

15.	Will there be any broad structural changes to the organization?

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Until the transaction closes, which is expected to be in mid-2026, we will continue to operate as an independent, public company and will continue to execute on our strategy that supports performance and growth. While we don’t anticipate broad structural changes, we will continue to adapt and evolve business processes and team structures across the organization, consistent with that strategy.

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Post-closing, we expect partnering with CD&R as a private company will accelerate our ongoing transformation by enabling us to rapidly innovate, expand our capabilities and broaden our reach, resulting in more value to our customers worldwide.

16.	Are there going to be any layoffs?

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This acquisition is about growing the business, including investing in our business and our teams. As always, any future changes will be guided by the evolving needs of the business and our commitment to long-term growth.

17.	Will there be any changes to my current compensation and/or benefits?

•	There will be no immediate changes to compensation or benefits.

18.	Will this transaction affect the benefits I just selected during U.S. Open Enrollment?

•	This announcement does not impact the benefits you elected during the recent U.S. Open Enrollment period.

•	Your selections will remain in place for the upcoming plan year.

•	We remain committed to offering competitive benefits and will communicate any future updates clearly and in advance.

19.	What will happen to my employee stock?

•	Upon the transaction closing, any stock that you own outright will convert to cash, and you will receive $42.15 per share.

•	If you have unvested stock awards at the time the transaction closes

•	Unvested RSUs: The value of the award will be calculated at the closing stock price and converted to a cash award with the same vesting schedule and conditions.

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Unvested PSUs: At close, the performance of the outstanding PSUs will be determined assuming that the actual performance level is deemed to be achieved at the greater of target and actual level of performance at that time. The shares deemed earned will be converted into a cash award with the same conditions of the original award other than that it will vest based on a three-year time-based vesting requirement over the original PSU performance period, with one-third of such award vesting on each December 31 which would occur during the original performance period (and any portion of the PSUs that would have vested on any December 31 prior to the closing will become immediately vested and payable as of the closing).

20.	What should I do if I am contacted by the media or other third-parties?

•	If you receive any inquiries from the media or other external parties, please do not respond; instead, direct them to Andi Cole at andi.cole@sealedair.com.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction (the “Transaction”) involving Sealed Air Corporation (“Sealed Air,” the “Company” or “us”), Sword Purchaser, LLC and Sword Merger Sub, Inc. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or the Company’s website at www.sealedair.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 17, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to raise capital and the terms of those financings; (xiv) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xv) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, sanctions, export restrictions, interest rates, interchange rates, labor shortages, supply chain issues, changes in raw material pricing and availability; energy costs; and environmental matters; (xvi) changes in consumer preferences and demand patterns that could adversely affect the Company’s sales, profitability and productivity; (xvii) the effects of animal and food-related health issues on the Company’s business; and (xviii) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

The following Q&As were made available to employees of Sealed Air Corporation on November 17, 2025 for purposes of discussions with customers.

Customer Q&A

1.	What does this transaction mean for me? Should I anticipate changes to our existing relationship?

•	This announcement is just the first step in the process and does not alter our current commitments or ways of working.

•	We remain fully focused on delivering the quality products and exceptional service you expect from Sealed Air.

•	While businesses naturally evolve over time, there are no specific changes to your relationship with us as a result of CDR’s ownership.

•	Should anything shift in the future, we will communicate those updates directly.

2.	How does this transaction benefit customers?

•	This transaction better positions Sealed Air to rapidly innovate, expand our capabilities and broaden our reach, resulting in more value to our customers worldwide.

•	CD&R is supportive of our strategy and has extensive experience in the industrial and packaging industries.

•	Our customer relationships are fundamental to our business, and that will not change.

3.	Will there be any changes to the product roadmap? Will we continue to receive the same quality of product and service?

•	No changes are planned to our product roadmap.

•	Sealed Air remains committed to delivering the same high standards of product and service excellence you expect.

•	Any changes that may occur over time will be communicated in advance.

4.	Will this transaction impact existing contracts or orders?

•	This announcement is just the first step in the process and does not alter our current commitments or ways of working.

•	We do not anticipate any changes to contracts or orders as a result of this transaction.

•	That said, like any business, we will continue to evolve in response to customer needs, market dynamics, and strategic priorities.

•	Should any changes arise in the future, we will communicate them clearly and in advance.

5.	Will there be changes to pricing as a result of this transaction?

•	This announcement is just the first step in the process and does not alter our current commitments or ways of working.

•	We do not anticipate any changes to pricing as a result of this transaction.

•	That said, like any business, we will continue to evolve in response to customer needs, market dynamics, and strategic priorities.

•	Should any changes arise in the future, we will communicate them clearly and in advance.

6.	Will my point of contact at Sealed Air change?

•	We do not anticipate changes to your point of contact at Sealed Air, as a result of this announcement.

•	Any changes that may occur over time will be communicated in advance.

7.	Who should I reach out to with additional questions?

•	Please reach out to your usual point of contact at Sealed Air with any additional questions.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction (the “Transaction”) involving Sealed Air Corporation (“Sealed Air,” the “Company” or “us”), Sword Purchaser, LLC and Sword Merger Sub, Inc. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or the Company’s website at www.sealedair.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 17, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to raise capital and the terms of those financings; (xiv) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xv) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, sanctions, export restrictions, interest rates, interchange rates, labor shortages, supply chain issues, changes in raw material pricing and availability; energy costs; and environmental matters; (xvi) changes in consumer preferences and demand patterns that could adversely affect the Company’s sales, profitability and productivity; (xvii) the effects of animal and food-related health issues on the Company’s business; and (xviii) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.